GE 3Q 2017 EARNINGS

Continuing operations EPS (GAAP) of $0.22, (4)%
Industrial operating + Verticals EPS (non-GAAP) of $0.29, (9)%
EPS impact of $(0.16) resulting from impairments of $(0.13); higher restructuring and lower gains of $(0.03)
3Q'17 GE CFOA of $0.5 billion; $1.7 billion Industrial CFOA*-a)
Industrial segment revenues +10%, (1)% organically*
Orders +11%; organic orders flat

	EARNINGS/EPS		REVENUES	MARGINS
	CONTINUING OPS/EPS-b)	NET EARNINGS/EPS-b)	TOTAL REVENUES	INDUSTRIAL MARGIN
GAAP	$1.9B EPS: $0.22, (4)%	$1.8B EPS: $0.21, (5)%	$33.5B 14%	7.6% (240) bps
	INDUSTRIAL OPERATING + VERTICALS/EPS		INDUSTRIAL SEGMENT ORGANIC REVENUES	INDUSTRIAL OP MARGIN-c)
NON-GAAP	$2.6B EPS: $0.29, (9)%		$26.9B (1)%	11.8% (220) bps

We present both GAAP and non-GAAP measures to provide investors with additional information. The non-GAAP measures are focused on our ongoing operations and may exclude the effects of gains/losses on business dispositions, non-operating pension costs, and restructuring & other charges. See pages 8-11 for reconciliations between these GAAP and non-GAAP measures and the specific reasons why we provide these non-GAAP measures.

GE CFOA

$18.3B
$16.1
(78)%
$3.4
$(1.1)
$4.1B
$4.0
$1.6
$(1.5)
3Q'16 YTD
3Q'17 YTD
GE Capital dividend
Industrial CFOA* -a)
Deal Taxes/Pension

ORDERS

$26.9B
$13.9
$13.0
$29.8B
$13.9
$15.9
+11%
3Q'16
3Q'17
Equipment
Services

BACKLOG

$319.2B
$85.3
$233.9
$328.0B
$84.3
$243.7
+3%
3Q'16
3Q'17
Equipment
Services

CASH TO SHAREOWNERS

$10B
3Q'17 YTD

$3.7 BILLION THROUGH BUYBACK

"This was a very challenging quarter. While a majority of our businesses had solid earnings performance, this was offset by a decline in Power performance in a difficult market. Our Industrial CFOA*-a) for the quarter was down principally because of lower Power volume, resulting in lower earnings and higher inventory. We believe that the new leadership team at Power and the cost actions that we are taking will better position the Company in 2018 and beyond."

— John Flannery, Chairman and CEO

-a) Excluding deal taxes and GE Pension Plan funding
-b) Amounts attributable to GE common shareowners
-c) Excludes non-operating pension, gains and restructuring & other
* Non-GAAP measure

GE 3Q 2017 EARNINGS OCTOBER 20, 2017

2

INDUSTRIAL DEAL HIGHLIGHTS

AVIATION:
- Cathay Pacific signed $1 billion LEAP-1A[a] engines and services deal to power 32 new Airbus A321neo aircraft
- Launched FlightPulse app, the first flight data app for the world, with Qantas

POWER:
- Steam Power Systems booked key deals worth ~$950 million
- Rolled out GE's APM software at monitoring and diagnostic center in Atlanta, which tracks 900+ power plants globally
- Won 12-year Power Services agreement for Daya Bay Nuclear Power Base in China, leveraging a 30-year customer relationship
- Completed the closing of the sale of GE Water & Process Technologies to SUEZ for $3.4 billion and announced agreement to sell GE's Industrial Solutions business to ABB[b]

RENEWABLE ENERGY:
- Won a deal to supply America's largest wind farm, Invenergy's Windcatcher project in Oklahoma, with 800 GE turbines using Digital Wind Farm technology
- Introduced 4.8MW turbine, GE's largest high-efficiency onshore turbine to date, featuring the world's longest onshore carbon blade

BAKER HUGHES, A GE COMPANY:
- Completed the closing of the combination of GE Oil & Gas and Baker Hughes to launch Baker Hughes, a GE company, the world's first fullstream oil and gas company
- Signed first fullstream agreement with Twinza to support an offshore project in Papua New Guinea
- Received a major subsea contract for phase two of the Zohr Gas Field — demonstrating commitment to helping secure Egypt's energy future

HEALTHCARE:
- Launched industry-first patient-assisted mammography device that allows patients to control their own compression
- Formed an eight-year risk-sharing relationship with Jefferson Health; seeks to capture $1 billion in efficiencies

TRANSPORTATION:
- Won commercial agreement to digitize the Port of LA, America's largest container port
- Signed 50-unit Mod deal with Class 1 North American railroad
- Signed largest International Movement Planner order with a large Australian mining/railroad operator

GLOBAL GROWTH:
- Won deal to build Egypt's first utility-scale solar power plant with 1,500-volt technology
- Shipped first of 1,000 locomotives as part of Indian Railways partnership

CURRENT, POWERED BY GE:
- Building 50 onsite solar energy power plants at Home Depot locations; each store will reduce grid demand by ~30-35% annually

DIGITAL:
- Partnering with Apple to give industrial companies access to apps that help them tap into the predictive data and analytics of Predix right on their iPhone™ or iPad™
- Selected by Invenergy to deploy APM software to a 20MW solar farm, targeting to achieve over 99% plant availability throughout the lifespan of the farm
- Gartner named ServiceMax as a leader in its Magic Quadrant for Field Service Management three years in a row

GE CAPITAL HIGHLIGHTS

GE CAPITAL EARNINGS (LOSS) WALK	3Q'17
Verticals*	$299MM
Other Continuing*	$(275)MM
Capital	**$24MM**
Discontinued operations	$(105)MM
GE Capital	**$(81)MM**

- Verticals enabled ~$3B of industrial orders[c] in 3Q'17 primarily with Renewable Energy, Power, & Healthcare.
- Other Continuing 38% better VPY driven by lower excess interest & lower HQ costs.
- Closed tax equity financing for first wind repowering deal, opening new market opportunity with GE Renewable Energy.
- Paid $4B dividend to GE YTD ... deferring decision on additional dividends until Insurance reserve review is completed.

"Throughout our 125-year history GE has been known as a company that combines innovation and technology with execution intensity to produce outstanding results for our customers and shareowners. We are focused on redefining our culture, running our businesses better, and reducing our complexity. I look forward to meeting with investors in November to update them on our progress."

— John Flannery, Chairman and CEO

-a) LEAP is a trademark of CFM International. CFM is a 50/50 joint venture between GE and Snecma
-b) Subject to customary closing conditions, including approval by regulators
-c) Enabled orders include deals arranged by GE Capital and financed by GE Capital & third parties
* Non-GAAP measure

GE 3Q 2017 EARNINGS OCTOBER 20, 2017

3

GE's Investor Relations website at www.ge.com/investor-relations and our corporate blog at www.gereports.com, as well as GE's Facebook page and Twitter accounts, and other social media, including @GE_Reports, contain a significant amount of information about GE, including financial and other information for investors. GE encourages investors to visit these websites from time to time, as information is updated and new information is posted.

Caution Concerning Forward-Looking Statements:

This document contains "forward-looking statements" — that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, visit http://www.ge.com/investor-relations/disclaimer-caution-concerning-forward-looking-statements as well as our annual reports on Form 10-K and quarterly reports on Form 10-Q. We do not undertake to update our forward-looking statements. This document also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

General Electric Capital Corporation (GECC) was merged into GE in 2015 and our financial services business is now operated by GE Capital Global Holdings LLC (GECGH). In this document, we refer to GECC and GECGH as "GE Capital." We refer to the industrial businesses of the Company including GE Capital on an equity basis as "GE." "GE (ex-GE Capital)" and /or "Industrial" refer to GE excluding GE Capital.

Investor Contact:
Matt Cribbins, 617.443.3400
matthewg.cribbins@ge.com

Media Contact:
Jennifer Erickson, 646.682.5620
jennifer.erickson@ge.com

In this document, we sometimes use information derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to:

The reasons we use these non-GAAP financial measures and the reconciliation to their most directly comparable GAAP financial measure are included in the accompanying tables, which include information integral to assessing the Company's financial position, operating performance and cash flows.

NOTE: Amounts reported in billions in graphs within this release are computed based on the amounts in millions. As a result, the sum of the components reported in billions may not equal the total amount reported in billions due to rounding. Certain columns and rows within the tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in millions.

Third-quarter results webcast at 8:30 a.m. ET today

www.ge.com/investor

Related charts are now posted on our website for your review prior to the call.

GE 3Q 2017 EARNINGS OCTOBER 20, 2017

GENERAL ELECTRIC COMPANY
CONDENSED STATEMENT OF EARNINGS (LOSS) (UNAUDITED)
	Consolidated			GE(a)			Financial Services (GE Capital)
Three months ended September 30	2017	2016	V%	2017	2016	V%	2017	2016	V%
Revenues and other income
Sales of goods and services	$29,429	$26,814	10%	$29,438	$26,934	9%	$39	$34	15%
Other income	2,146	227		2,141	213		—	—
GE Capital earnings (loss) from continuing operations	—	—		24	26		—	—
GE Capital revenues from services	1,898	2,224		—	—		2,359	2,566
Total revenues and other income	33,472	29,266	14%	31,603	27,172	16%	2,397	2,600	(8)%
Costs and expenses
Cost of sales	24,093	20,965		23,521	20,545		621	574
Selling, general and administrative expenses	4,855	4,343		4,717	3,880		285	631
Interest and other financial charges	1,232	961		718	483		790	617
Investment contracts, insurance losses and
insurance annuity benefits	617	684		—	—		640	700
Other costs and expenses(b)	1,208	238		947	—		271	241
Total costs and expenses	32,006	27,191	18%	29,903	24,909	20%	2,608	2,763	(6)%
Earnings (loss) from continuing operations
before income taxes	1,466	2,074	(29)%	1,701	2,263	(25)%	(211)	(163)	(29)%
Benefit (provision) for income taxes	334	(18)		64	(241)		270	223
Earnings (loss) from continuing operations	1,800	2,056	(12)%	1,765	2,022	(13)%	59	60	(2)%
Earnings (loss) from discontinued
operations, net of taxes	(106)	(105)		(105)	(103)		(106)	(105)
Net earnings (loss)	1,694	1,951	(13)%	1,660	1,918	(13)%	(47)	(45)	(4)%
Less net earnings (loss) attributable to
noncontrolling interests	(142)	(76)		(140)	(76)		(2)	—
Net earnings (loss) attributable to the Company	1,836	2,027	(9)%	1,800	1,994	(10)%	(46)	(45)	(2)%
Preferred stock dividends	(36)	(33)		—	—		(36)	(33)
Net earnings (loss) attributable to
GE common shareowners	$1,800	$1,994	(10)%	$1,800	$1,994	(10)%	$(81)	$(78)	(4)%
Amounts attributable to GE common
shareowners:
Earnings (loss) from continuing operations	$1,800	$2,056	(12)%	$1,765	$2,022	(13)%	$59	$60	(2)%
Less net earnings (loss) attributable
to noncontrolling interests, continuing operations	(141)	(74)		(140)	(76)		(1)	1
Earnings (loss) from continuing operations
attributable to the Company	1,941	2,131	(9)%	1,905	2,097	(9)%	60	59	2%
Preferred stock dividends	(36)	(33)		—	—		(36)	(33)
Earnings (loss) from continuing operations
attributable to GE common shareowners	1,905	2,097	(9)%	1,905	2,097	(9)%	24	26	(8)%
Earnings (loss) from discontinued
operations, net of taxes	(106)	(105)		(105)	(103)		(106)	(105)
Less net earnings (loss) attributable to
noncontrolling interests, discontinued operations	(1)	(2)		—	—		(1)	(2)
Net earnings (loss) attributable to GE
common shareowners	$1,800	$1,994	(10)%	$1,800	$1,994	(10)%	$(81)	$(78)	(4)%
Per-share amounts - earnings (loss) from
continuing operations
Diluted earnings (loss) per share	$0.22	$0.23	(4)%
Basic earnings (loss) per share	$0.22	$0.24	(8)%
Per-share amounts - net earnings (loss)
Diluted earnings (loss) per share	$0.21	$0.22	(5)%
Basic earnings (loss) per share	$0.21	$0.22	(5)%
Total average equivalent shares
Diluted	8,732	9,016	(3)%
Basic	8,665	8,904	(3)%
Dividends declared per common share	$0.24	$0.23	4%

(a)	Represents the adding together of all affiliated companies except GE Capital, which is presented on a one-line basis.

(b)	GE amount represents a goodwill impairment charge recognized in the third quarter of 2017.
Amounts may not add due to rounding. Dollar amounts and share amounts in millions; per-share amounts in dollars.
"GE Capital" means GE Capital Global Holdings, LLC (GECGH) and its predecessor General Electric Capital Corporation (GECC) and all of their affiliates and associated companies. Separate information is shown for "GE" and "Financial Services (GE Capital)." Transactions between GE and GE Capital have been eliminated from the "Consolidated" column. See Note 1 to the 2016 consolidated financial statements at www.ge.com/ar2016 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
CONDENSED STATEMENT OF EARNINGS (LOSS) (UNAUDITED)
	Consolidated			GE(a)			Financial Services (GE Capital)
Nine months ended September 30	2017	2016	V%	2017	2016	V%	2017	2016	V%
Revenues and other income
Sales of goods and services	$81,895	$80,156	2%	$82,123	$80,490	2%	$101	$88	15%
Other income	2,611	3,385		2,578	3,359		—	—
GE Capital earnings (loss) from continuing operations	—	—		(195)	(1,466)		—	—
GE Capital revenues from services	6,184	7,063		—	—		7,424	8,168
Total revenues and other income	90,691	90,604	—%	84,506	82,382	3%	7,525	8,256	(9)%
Costs and expenses
Cost of sales	66,246	63,710		64,822	62,394		1,753	1,738
Selling, general and administrative expenses	13,649	13,833		12,656	12,094		1,358	2,238
Interest and other financial charges	3,545	4,023		1,918	1,490		2,373	3,006
Investment contracts, insurance losses and
insurance annuity benefits	1,908	2,101		—	—		1,958	2,186
Other costs and expenses(b)	1,531	801		947	—		629	822
Total costs and expenses	86,879	84,467	3%	80,344	75,977	6%	8,070	9,990	(19)%
Earnings (loss) from continuing operations
before income taxes	3,812	6,137	(38)%	4,162	6,405	(35)%	(545)	(1,734)	69%
Benefit (provision) for income taxes	303	(302)		(297)	(1,034)		600	732
Earnings (loss) from continuing operations	4,115	5,835	(29)%	3,865	5,370	(28)%	55	(1,002)	F
Earnings (loss) from discontinued
operations, net of taxes	(490)	(954)		(497)	(956)		(494)	(954)
Net earnings (loss)	3,624	4,881	(26)%	3,368	4,414	(24)%	(439)	(1,956)	78%
Less net earnings (loss) attributable to
noncontrolling interests	(231)	(283)		(236)	(275)		5	(8)
Net earnings (loss) attributable to the Company	3,856	5,164	(25)%	3,604	4,689	(23)%	(443)	(1,948)	77%
Preferred stock dividends	(252)	(474)		—	—		(252)	(474)
Net earnings (loss) attributable to
GE common shareowners	$3,604	$4,689	(23)%	$3,604	$4,689	(23)%	$(695)	$(2,422)	71%
Amounts attributable to GE common
shareowners:
Earnings (loss) from continuing operations	$4,115	$5,835	(29)%	$3,865	$5,370	(28)%	$55	$(1,002)	F
Less net earnings (loss) attributable
to noncontrolling interests, continuing operations	(238)	(285)		(236)	(275)		(2)	(10)
Earnings (loss) from continuing operations
attributable to the Company	4,352	6,120	(29)%	4,101	5,645	(27)%	57	(992)	F
Preferred stock dividends	(252)	(474)		—	—		(252)	(474)
Earnings (loss) from continuing operations
attributable to GE common shareowners	4,101	5,645	(27)%	4,101	5,645	(27)%	(195)	(1,466)	87%
Earnings (loss) from discontinued
operations, net of taxes	(490)	(954)		(497)	(956)		(494)	(954)
Less net earnings (loss) attributable to
noncontrolling interests, discontinued operations	6	2		—	—		6	2
Net earnings (loss) attributable to GE
common shareowners	$3,604	$4,689	(23)%	$3,604	$4,689	(23)%	$(695)	$(2,422)	71%
Per-share amounts - earnings (loss) from
continuing operations
Diluted earnings (loss) per share	$0.47	$0.61	(23)%
Basic earnings (loss) per share	$0.47	$0.62	(24)%
Per-share amounts - net earnings (loss)
Diluted earnings (loss) per share	$0.41	$0.51	(20)%
Basic earnings (loss) per share	$0.41	$0.51	(20)%
Total average equivalent shares
Diluted	8,774	9,201	(5)%
Basic	8,689	9,096	(4)%
Dividends declared per common share	$0.72	$0.69	4%

(a)	Represents the adding together of all affiliated companies except GE Capital, which is presented on a one-line basis.

(b)	GE amount represents a goodwill impairment charge recognized in the third quarter of 2017.
Amounts may not add due to rounding. Dollar amounts and share amounts in millions; per-share amounts in dollars.
"GE Capital" means GE Capital Global Holdings, LLC (GECGH) and its predecessor General Electric Capital Corporation (GECC) and all of their affiliates and associated companies. Separate information is shown for "GE" and "Financial Services (GE Capital)." Transactions between GE and GE Capital have been eliminated from the "Consolidated" column. See Note 1 to the 2016 consolidated financial statements at www.ge.com/ar2016 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
SUMMARY OF OPERATING SEGMENTS (UNAUDITED)
	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2017	2016	V%	2017	2016	V%
Revenues(a)
Power(b)	$8,679	$8,995	(4)%	$26,569	$25,664	4%
Renewable Energy	2,905	2,770	5%	7,406	6,533	13%
Oil & Gas	5,365	2,964	81%	11,475	9,497	21%
Aviation	6,816	6,300	8%	20,153	19,074	6%
Healthcare	4,724	4,482	5%	13,714	13,190	4%
Transportation	1,074	1,249	(14)%	3,185	3,471	(8)%
Lighting(b)	483	576	(16)%	1,442	4,239	(66)%
Total industrial segment revenues	30,046	27,335	10%	83,943	81,667	3%
Capital	2,397	2,600	(8)%	7,525	8,256	(9)%
Total segment revenues	32,444	29,936	8%	91,468	89,923	2%
Corporate items and eliminations(a)	1,028	(670)		(777)	681
Consolidated revenues	$33,472	$29,266	14%	$90,691	$90,604	—%
Segment profit (loss)(a)
Power(b)	$611	$1,259	(51)%	$2,526	$2,924	(14)%
Renewable Energy	257	202	27%	524	413	27%
Oil & Gas(c)	(36)	353	U	325	981	(67)%
Aviation	1,680	1,494	12%	4,856	4,366	11%
Healthcare	820	717	14%	2,289	2,130	7%
Transportation	276	309	(11)%	634	747	(15)%
Lighting(b)	23	(15)	F	43	196	(78)%
Total industrial segment profit	3,630	4,320	(16)%	11,198	11,756	(5)%
Capital	24	26	(8)%	(195)	(1,466)	87%
Total segment profit (loss)	3,654	4,345	(16)%	11,003	10,290	7%
Corporate items and eliminations(a)	(1,095)	(1,524)		(4,687)	(2,120)
GE interest and other financial charges	(718)	(483)		(1,918)	(1,490)
GE benefit (provision) for income taxes	64	(241)		(297)	(1,034)
Earnings (loss) from continuing operations
attributable to GE common shareowners	1,905	2,097	(9)%	4,101	5,645	(27)%
Earnings (loss) from discontinued operations,
net of taxes	(106)	(105)	(1)%	(490)	(954)	49%
Less net earnings attributable to
noncontrolling interests, discontinued operations	(1)	(2)		6	2
Earnings (loss) from discontinued operations,
net of tax and noncontrolling interests	(105)	(103)	(2)%	(497)	(956)	48%
Consolidated net earnings (loss)
attributable to GE common shareowners	$1,800	$1,994	(10)%	$3,604	$4,689	(23)%

(a)
Segment revenues include revenues and other income related to the segment. Segment profit excludes results reported as discontinued operations and material accounting changes, the portion of earnings or loss attributable to noncontrolling interests of consolidated subsidiaries, and as such only includes the portion of earnings or loss attributable to our share of the consolidated earnings or loss of consolidated subsidiaries. Segment profit excludes or includes interest and other financial charges, income taxes, and preferred stock dividends according to how a particular segment's management is measured – excluded in determining segment profit, which we sometimes refer to as "operating profit," for Power, Renewable Energy, Oil & Gas, Aviation, Healthcare, Transportation and Lighting; included in determining segment profit, which we sometimes refer to as "net earnings," for Capital. Certain corporate costs, such as shared services, employee benefits and information technology are allocated to our segments based on usage. A portion of the remaining corporate costs is allocated based on each segment's relative net cost of operations. Total industrial segment revenues and profit include the sum of our seven industrial reporting segments without giving effect to the elimination of transactions among such segments. Total segment revenues and profit include the sum of our seven industrial segments and one financial services segment, without giving effect to the elimination of transactions among such segments.  We believe that this provides investors with a view as to the results of all of our segments, without inter-segment eliminations and corporate items.

(b)
Beginning in the third quarter of 2017, the Energy Connections business within the former Energy Connections & Lighting segment has been combined with the Power segment and presented as one reporting segment called Power. As a result of this combination, our GE Lighting and Current, powered by GE (Current) businesses, have been reported as a separate segment called Lighting.

(c)
Oil & Gas segment profit (loss) includes $(267) million of restructuring and other charges in the three and nine months ended September 30, 2017.  Excluding this amount, Oil & Gas operating profit was $231 million and $593 million in the three and nine months ended September 30, 2017, respectively.

Amounts may not add due to rounding

GENERAL ELECTRIC COMPANY
CONDENSED STATEMENT OF FINANCIAL POSITION (UNAUDITED)
	Consolidated		GE(a)		Financial Services (GE Capital)
	September 30,	December 31,	September 30,	December 31,	September 30,	December 31,
(Dollars in billions)	2017	2016	2017	2016	2017	2016
Assets
Cash and marketable securities(b)	$78.6	$92.4	$13.2	$10.7	$65.4	$81.8
Receivables	25.0	24.1	14.7	12.7	—	—
Inventories	25.8	22.4	25.8	22.3	0.1	0.1
GE Capital financing receivables - net	12.2	12.2	—	—	24.9	26.0
Property, plant & equipment - net	54.1	50.5	23.7	19.1	31.3	32.2
Receivable from GE Capital (debt assumption)	—	—	42.6	58.8	—	—
Investment in GE Capital	—	—	20.9	24.7	—	—
Goodwill & intangible assets	108.5	86.9	105.9	84.2	2.6	2.7
Contract assets	29.8	25.2	29.8	25.2	—	—
Other assets	34.8	35.0	20.3	18.7	23.8	25.4
Assets of businesses held for sale	2.4	1.7	2.2	1.6	—	—
Assets of discontinued operations	6.8	14.8	—	—	6.8	14.8
Total assets	$378.0	$365.2	$299.1	$277.9	$154.9	$183.0
Liabilities and equity
Borrowings(c)	$136.4	$136.2	$83.8	$79.3	$97.5	$117.3
Investment contracts, insurance liabilities and
insurance annuity benefits	26.6	26.1	—	—	27.1	26.5
Non-current compensation and benefits	42.4	43.8	41.4	42.8	1.0	1.0
Other liabilities	73.6	73.8	75.9	74.9	7.3	9.0
Liabilities of businesses held for sale	0.6	0.7	0.6	0.7	—	—
Liabilities of discontinued operations	1.0	4.2	—	—	1.0	4.1
Redeemable noncontrolling interests	3.4	3.0	3.4	3.0	—	—
GE shareowners' equity	76.0	75.8	76.0	75.8	20.9	24.7
Noncontrolling interests	18.0	1.7	17.8	1.4	0.2	0.3
Total liabilities and equity	$378.0	$365.2	$299.1	$277.9	$154.9	$183.0

(a)	Represents the adding together of all affiliated companies except GE Capital, which is presented on a one-line basis.

(b)
At September 30, 2017, GE Capital maintained liquidity sources of $32.5 billion that consisted of cash and equivalents of $27.0 billion, high-quality investments of $5.0 billion and cash and equivalents of $0.5 billion classified as assets of discontinued operations.  Additionally, at September 30, 2017, GE has $20 billion of committed unused credit lines. Credit lines maintained at GE Company since December 2015, but can be drawn and lent to GE Capital upon request.

(c)	GE Capital borrowings includes commercial paper of $5 billion for both periods ended September 30, 2017 and December 31, 2016.

Amounts may not add due to rounding

"GE Capital" means GE Capital Global Holdings, LLC (GECGH) and its predecessor General Electric Capital Corporation (GECC) and all of their affiliates and associated companies. Separate information is shown for "GE" and "Financial Services (GE Capital)." Transactions between GE and GE Capital have been eliminated from the "Consolidated" column. See Note 1 to the 2016 consolidated financial statements at www.ge.com/ar2016 for further information about consolidation matters.

GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use financial measures derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. The following non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure.

•	Industrial operating and GE Capital earnings (loss) from continuing operations and EPS

•	Industrial operating + Verticals earnings and EPS

•	Industrial operating profit and operating profit margin (excluding certain items)

•	Industrial segment organic revenues

•	Industrial cash flows from operating activities (Industrial CFOA) and Industrial CFOA excluding deal taxes and GE Pension Plan funding

The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures follow. Certain columns, rows or percentages within these reconciliations may not add or recalculate due to the use of rounded numbers. Totals and percentages presented are calculated from the underlying numbers in millions.

INDUSTRIAL OPERATING AND GE CAPITAL EARNINGS (LOSS) FROM CONTINUING OPERATIONS AND EPS
	Three months ended September 30
(Dollars in millions; except per share amounts)	2017	2016	V%

Consolidated earnings from continuing operations attributable to GE common shareowners (GAAP)	$1,905	$2,097	(9)%
Non-operating pension cost	570	511
Tax effect on non-operating pension cost(a)	(199)	(179)
Adjustment: non-operating pension cost (net of tax)	371	332
Operating earnings (Non-GAAP)	$2,276	$2,429	(6)%

Adjustment: GE Capital earnings (loss) from continuing operations attributable to GE common shareowners	24	26
Industrial operating earnings (Non-GAAP)	$2,252	$2,404	(6)%

Earnings (loss) per share (EPS) - diluted(b)
Consolidated EPS from continuing operations attributable to GE common shareowners (GAAP)	$0.22	$0.23	(4)%
Adjustment: non-operating pension cost (net of tax)	0.04	0.04
Operating EPS (Non-GAAP)	$0.26	$0.27	(4)%

Adjustment: GE Capital EPS from continuing operations attributable to GE common shareowners (GAAP)	—	—	—%
Industrial operating EPS (Non-GAAP)	$0.26	$0.27	(4)%

(a)	The tax effect on non-operating pension cost was calculated using a 35% U.S. federal statutory tax rate, based on its applicability to such cost.

(b)	Earnings (loss) per share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.

Operating earnings (loss) excludes non-service related pension cost of our principal pension plans comprising interest cost, expected return on plan assets and amortization of actuarial gains/losses. The service cost, prior service cost and any curtailment gain or loss components of our principal pension plans are included in operating earnings. We believe that these components of pension cost better reflect the ongoing service-related cost of providing pension benefits to our employees. As such, we believe that our measure of operating earnings (loss) provides management and investors with a useful measure of the operational results of our business. Other components of GAAP pension cost are mainly driven by capital allocation decisions and market performance, and we manage these separately from the operational performance of our businesses. Neither GAAP nor operating pension cost are necessarily indicative of the current or future cash flow requirements related to our pension plans. We believe that this measure, considered along with the corresponding GAAP measure, provides management and investors with additional information for comparison of our operating results to the operating results of other companies. We also believe that presenting operating earnings separately for our industrial businesses provides management and investors with useful information about the relative size of our industrial and financial services businesses in relation to the total company.

INDUSTRIAL OPERATING + VERTICALS EARNINGS AND EPS
	Three months ended September 30
(Dollars in millions; except per share amounts)	2017	2016	V%
GE Capital earnings (loss) from continuing operations attributable to GE common shareowners (GAAP)	$24	$26	(8)%
Adjustment: GE Capital other continuing earnings (loss) (Other Capital)(a)	(275)	(441)	38%
Verticals earnings(b)	$299	$466	(36)%
Industrial operating earnings (Non-GAAP)	2,252	2,404	(6)%
Industrial operating earnings + Verticals earnings (Non-GAAP)	$2,550	$2,870	(11)%
Earnings (loss) per share (EPS) - diluted(c)
GE Capital EPS from continuing operations attributable to GE common shareowners (GAAP)	—	—	—%
Adjustment: GE Capital other continuing EPS (Other Capital EPS)	(0.03)	(0.05)
Verticals EPS	$0.03	$0.05	(40)%
Industrial operating EPS (Non-GAAP)	0.26	0.27	(4)%
Industrial operating + Verticals EPS (Non-GAAP)	$0.29	$0.32	(9)%

(a)	Includes interest on non-Verticals borrowings, restructuring costs and allocations of GE and GE Capital headquarters costs in excess of those allocated to the Verticals.

(b)
Verticals include businesses expected to be retained (GECAS, Energy Financial Services, Industrial Finance, and run-off insurance activities), including allocated corporate after-tax costs of $25 million in the three months ended September 30, 2017 and 2016.

(c)	Earnings (loss) per share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.

As described above, Verticals represents the GE Capital businesses that we expect to retain. We believe that presenting Industrial operating + Verticals earnings per share amounts provides management and investors with a useful measure to evaluate the performance of the businesses we expect to retain after the disposition of most of our financial services business.

INDUSTRIAL OPERATING PROFIT AND OPERATING PROFIT MARGIN (EXCLUDING CERTAIN ITEMS)
	Three months ended September 30
(Dollars in millions)	2017	2016
Revenues
GE total revenues and other income	$31,603	$27,172
Less: GE Capital earnings (loss) from continuing operations	24	26
GE revenues and other income excluding GE Capital earnings (loss) (Industrial revenues) (GAAP)	$31,580	$27,146
Less: gains on disposals	1,897	208
Adjusted Industrial revenues (Non-GAAP)	$29,682	$26,938
Costs
GE total costs and expenses	$29,903	$24,909
Less: GE interest and other financial charges	718	483
Industrial costs excluding interest and other financial charges (GAAP)	$29,185	$24,426
Less: non-operating pension cost	570	511
Less: restructuring and other charges	2,294	683
Less: noncontrolling interests	140	76
Adjusted Industrial costs (Non-GAAP)	$26,181	$23,156
Industrial profit (GAAP)	$2,394	$2,720
Industrial margins (GAAP)	7.6%	10.0%

Industrial operating profit (Non-GAAP)	$3,501	$3,782
Industrial operating profit margins (Non-GAAP)	11.8%	14.0%

We have presented our Industrial operating profit and operating profit margin excluding gains, non-operating pension cost, restructuring and other charges and noncontrolling interests. We believe that Industrial operating profit and operating profit margin adjusted for these items are meaningful measures because they increase the comparability of period-to-period results.

INDUSTRIAL SEGMENT ORGANIC REVENUES
	Three months ended September 30
(Dollars in millions)	2017	2016	V%
Industrial segment revenues (GAAP)	$30,046	$27,335	10%
Less adjustments:
Acquisitions	2,865	6
Business dispositions	51	57
Currency exchange rates	219	—
Industrial segment organic revenues (Non-GAAP)	$26,911	$27,272	(1)%

Organic revenue growth measures revenue growth excluding the effects of acquisitions, business dispositions and currency exchange rates. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and currency exchange, which activities are subject to volatility and can obscure underlying trends. We also believe that presenting organic revenue growth separately for our industrial businesses provides management and investors with useful information about the trends of our industrial businesses and enables a more direct comparison to other non-financial businesses and companies. Management recognizes that the term "organic revenue growth" may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.

INDUSTRIAL CASH FLOWS FROM OPERATING ACTIVITIES (INDUSTRIAL CFOA) AND INDUSTRIAL CFOA EXCLUDING DEAL TAXES AND GE PENSION PLAN FUNDING
	Three months ended September 30			Nine months ended September 30
(Dollars in millions)	2017	2016	V%	2017	2016	V%
Cash from GE's operating activities (continuing operations), as reported (GAAP)	$465	$7,575	(94)%	$4,050	$18,342	(78)%
Less: dividends from GE Capital	—	5,050		4,016	16,050
Industrial CFOA (Non-GAAP)	$465	$2,525	(82)%	$34	$2,292	(99)%
Adjustments:
Deal taxes	61	$376		112	1,076
GE Pension Plan funding	1,214	$—		1,431	—
Industrial CFOA excluding deal taxes and GE Pension Plan funding (Non-GAAP)	$1,740	$2,901	(40)%	$1,577	$3,368	(53)%

We define "Industrial CFOA" as GE's cash from operating activities (continuing operations) less the amount of dividends received by GE from GE Capital. This reflects the effects of intercompany transactions, which include, but are not limited to, the following: GE Capital working capital solutions to optimize GE cash management; GE Capital enabled GE industrial orders; aircraft engines, power equipment, renewable energy equipment and healthcare equipment manufactured by GE that are installed on GE Capital investments, including leased equipment; expenses related to parent-subsidiary pension plans; buildings and equipment leased between GE and GE Capital, including sale-leaseback transactions; information technology (IT) and other services sold to GE Capital by GE; and various investments, loans and allocations of GE corporate overhead costs.

We believe that investors may find it useful to compare GE's operating cash flows without the effect of GE Capital dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period-to-period based upon the results of the financial services businesses. We also believe that investors may find it useful to compare Industrial CFOA excluding the effects of deal taxes paid related to the 2016 Appliances business sale, the 2017 Baker Hughes transaction and contributions to our GE Pension Plan. Management recognizes that these measures may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the GE Capital cash flows. We believe that our measure of Industrial CFOA and Industrial CFOA excluding deal-related taxes and GE Pension Plan contributions provides management and investors with useful measures to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides useful measures to supplement the reported GAAP CFOA measure.